UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Surgery Partners, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This following consists of the transcript of an employee town hall of Surgery Partners, Inc. (the “Company”) held on October 26, 2026 and made available on October 27, 2026, for replay to all employees of the Company.

Eric Evans: Surgery Partner colleagues, it’s good to have you all together. Appreciate you guys making time to join me here on short notice. I wanted to gather you all to discuss exciting news that we announced earlier today. As we announced, we have signed an agreement with HealthSpan Partners to acquire our business. This announcement represents an important milestone for our company and it’s exciting for our colleagues, partners, patients, and the communities we serve. It also serves as powerful validation of our business and partnership model. This transaction strengthens our balance sheet and positions us to build on our existing foundation while pursuing future opportunities.

By combining with HealthSpan Partners, we can continue operating as Surgery Partners while benefiting from the greater scale, resources, and opportunities that come with being part of a larger health care system. For some background, HealthSpan Partners is a diversified health care services organization and a contractual affiliate and supporting organization of US-based Bon Secours Mercy Health.

Bon Secours Mercy Health has a significant health care footprint with approximately 48 hospitals, more than 12,000 care sites, and nearly 60,000 colleagues. The organization is committed to growing in ways that allow it to serve more people in more communities and across a broader range of care settings. Consistent with that strategy, Bon Secours Murphy Health has been investing in outpatient surgical care, including a partnership with Compass Surgical Partners in 2023 to expand its ambulatory footprint. Through its affiliation with Bon Secours Mercy Health, Health Plan Partners, HealthSpan Partners, is connected to a broader network with significant reach and resources.

I, along with my colleagues on the executive leadership team, have met with HealthSpan Partners and Bon Secours Mercy Leaders, and we’ve been impressed with their understanding and appreciation of our business. By combining with HealthSpan partners, we will do the following. Establish one of the country’s largest outpatient surgical platforms. Strength our balance sheet, positioning our business for more securely for the future and long-term success. Continue to operate independently under the Surgery Partner’s name, brand, and identity, while also benefiting from additional resources that a larger organization can bring.

It also builds on our strong foundation and expands our ability to serve patients across a broader range of settings, care settings. They share our commitment to absolutely fantastic quality and patient experience. It allows us to pursue new opportunities with our physicians and health system partners while continuing to deliver the high care, quality care and exceptional patient experience we are known for.

And finally, it continues to create an environment where our colleagues can flourish, you on this call can flourish and further build out your careers with our company. Additionally, as a private company, we will be able to operate outside the demands of the public markets, allowing leadership to maintain its focus on our business and support our team so we can provide the highest possible quality of care to our patients. So with that, let’s cover some next steps and what this means for you. Importantly, following the close of the transaction, Surgery Partners operations, including our name, our brand, our headquarters in Brentwood, Tennessee, are expected to remain in place.

We anticipate that this transaction will be completed in the first quarter of 2027. Leading up to that, there will be a number of key steps required to successfully close the deal. The first step is filing of the proxy, which will disclose the transaction agreement and more details on the discussions with Bon Secours Mercy Health and HealthSpan Partners that led to today’s announcement.

Another step will be regulatory approval, where the transaction will be reviewed by antitrust regulators. We do not expect significant antitrust risk, given the different profiles of our companies.

The third step is shareholder approval, when in due course we will disclose details for a shareholder vote.

Importantly, Bain Capital has entered into a voting and support agreement pursuant to which it agreed to vote all of Surgery Partners shares in favor of the transaction and governing the rollover of its existing equity interests in Surgery Partners at closing. As you likely are aware, Bain Capital is currently our largest shareholder. So their approval of this transaction is likely a meaningful step in this process.

We are counting on all of you to remain focused on your day-to-day duties and responsibilities. Today’s announcement is the first step of a process, and we may not have all the answers just yet. That said, our goal is to share what we can today and keep everyone updated as decisions are made.

In the event you are contacted by a third party about this, just wrapping up here, please refrain from commenting or engaging. We ask that you send those contacts to Lacey Hunter. She’s our Vice President of Communications. Her e-mail is [****]. And if you get any IR requests from investors, again, refer that to our IR inbox, which is IR@surgerypartners.com.

Before I wrap up, I want to thank all of you on this call for your continued hard work and dedication to our patients and to one another. I think this opportunity is tremendous for us, and I want to make sure that we keep up the great work that’s allowed this to be possible.

We certainly look forward to our path ahead. We are confident that this acquisition will create lasting benefit for the company, our patients, you, and the communities we serve. And I want to say thank you, congratulations, and we look forward to continuing to grow as a company and appreciate your continued focus on what it is we do best, which is deliver on our mission to enhance patient quality of life through partnership. Thank you all for your time today.

Additional Information and Where to Find It

In connection with the proposed Transactions, the Company will file with the SEC a proxy statement (the “Proxy Statement”), a definitive version of which will be mailed or otherwise provided to its stockholders. The Company and certain other filing persons intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the proposed Transactions. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at ir.surgerypartners.com. In addition, the Proxy Statement, the Schedule 13E-3 and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to the Company’s Investor Relations at IR@surgerypartners.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transactions. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of the Company in connection with the proposed Transactions, including a description of their respective direct or indirect interests, by security holdings or otherwise will be set forth in the Proxy Statement and Schedule 13E-3 and other materials to be filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 23, 2026 (the “Annual Meeting Proxy Statement”), including under the sections entitled “Security Ownership of Certain Beneficial Owners and Management., ”Proposal No. 1 Election of Directors,” and “Executive Officers” therein. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected in the Company’s Statements of Change in Ownership on Forms 4 filed with the SEC. The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed Transactions, including the interests of the Company’s directors and executive officers in the proposed Transactions, which may be different than those of the Company’s stockholders generally, by reading the Proxy Statement and Schedule 13E-3 and other relevant materials to be filed with the SEC relating to the proposed Transactions. You can obtain free copies of these documents from the Company using the contact information above.

No Offer

No person has commenced soliciting proxies in connection with the proposed Transactions referenced in this communication, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities, nor a solicitation of any vote or approval.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. All statements other than statements of historical facts contained in this communication, including statements regarding the proposed Transactions and their expected timing, completion and effects, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “likely,” “may,” “might,” “should,” “plans,” “potential,” “projects,” “will,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the proposed Transactions in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the proposed Transactions; (c) potential delays in consummating the proposed Transactions; (d) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed Transactions that could delay the consummation of the proposed Transactions or cause the parties to abandon the proposed Transactions; (e) the possibility that the Company may not receive the requisite stockholder approval for the proposed Transactions; (f) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed Transactions; (g) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (h) the Company’s ability to implement its business strategy; (i) significant transaction costs associated with the proposed Transactions, as well as liabilities that are not known, probable or estimable at this time or other unexpected costs, charges or expenses; (j) the possibility that the proposed Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (k) potential litigation relating to the proposed Transactions; (l) the risk that disruptions from the proposed Transactions will harm the Company’s business, including current plans and operations; (m) risks related to the diversion of management’s time and attention from the Company’s ongoing business operations to matters relating to the proposed Transactions; (n) the ability of the Company to retain and hire key personnel; (o) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Transactions; (p) legislative, regulatory and economic developments affecting the Company’s business; (q) general economic and market developments and conditions; (r) the legal, regulatory and tax regimes under which the Company operates; (s) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed Transactions that could affect the Company’s financial performance; (t) the risk that any announcements relating to the proposed Transactions could have adverse effects on the market price of the Company’s common stock, and the risk that such price may decline significantly if the proposed Transactions are not consummated; (u) restrictions during the pendency of the proposed Transactions that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (v) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. There can be no assurance that the proposed Transactions will in fact be consummated. The foregoing list of factors is not exhaustive, and new risks may emerge from time to time. It is not possible for the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s periodic report filings with the SEC, including but not limited to the Company’s Form 10-Q filed with the SEC on August 10, 2026, the Company’s Form 10-K filed with the SEC on March 2, 2026, as well as other documents that may be filed by the Company from time to time with the SEC. These filings, as well as subsequent filings, are available on the investor relations section of the Company’s website at ir.surgerypartners.com or on the SEC’s website at www.sec.gov. The statements in this communication represent the Company’s current beliefs, estimates and assumptions as of the date of this communication. Subsequent events and developments may cause the Company’s views to change. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.

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